Exhibit 99.2

REalloys Inc.

Unaudited Condensed Combined Pro Forma Balance Sheet

December 31, 2025

	Blackboxstocks	REalloys	Adjustments	Combined	Notes

Assets
Current assets:
Cash	$39	2,824	3,020	5,883	c,d
Accounts receivable, net	20	730		750
Inventory	4			4
Prepaid expenses and other current assets	7	34,987		34,994
Total current assets	70	38,541	3,020	41,631

Intangible assets		3,393		3,393
Mineral Properties		50,532		50,532
Property and equipment, net	1	321		322
Right of use lease	221	602		823
Investments	8,394			8,394

Total assets	$8,686	$93,389	$3,020	$105,095

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$1,463	3,433		4,896
Accrued interest	93	610		703
Unearned subscriptions	726			726
Lease liability right of use, current	74	2		76
Senior secured debenture, net of issuance costs	252		(252)	-	d
Other notes payable	264			264
Note payable, related party		94		94

SAFE liability, related party		1,320	(1,320)	-	e
SAFE liability		1,695	(1,695)	-	e
Deferred cash consideration from acquisition		-		-
Total current liabilities	2,872	7,154	(3,267)	6,759

Long term liabilities:
Contingent consideration		34,561	(34,561)	-	f
Deferred tax liability		13,644		13,644
Warrant liability	-	-		-
Note payable	-	154		154
Lease liability right of use, long term	155	536		691
Total long term liabilities	155	48,895	(34,561)	14,489

Commitments and contingencies

Series C Convertible Preferred Stock, $0.001 par value, 10,000,000 shares authorized;			16,953	16,953	c,d
Series X Preferred Stock		1,506	(1,506)	-	c
Stockholders' equity

Preferred stock, $0.001 par value, 5,000,000 shares authorized;	-			-

Series A Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized	3			3

Series B Convertible Preferred Stock, $0.001 par value, 10,000,000 shares authorized;	-			-

Common stock, $0.001 par value, 100,000,000 shares authorized	4	12	41	57	a,b
Treasury Stock	(1)		1	-	b
Additional paid in capital	33,035	115,785	103,521	252,341	a,b,e,f,g
Accumulated deficit	(27,382)	(79,963)	(78,161)	(185,506)	b,c,d,f,g
Total stockholders' equity	5,659	35,834	25,401	66,894

Total liabilities and stockholders' equity	$8,686	$93,389	$3,020	$105,095

REalloys Inc.

Unaudited Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

	Blackboxstocks	REalloys	Adjustments	Combined	Notes
Revenue:	$2,431	800		3,231

Operating expenses:
Cost of revenues	1,265	906
Software development costs	414			414
Exploarion costs				-
Selling, general and administrative	4,503	69,629	48,725	122,857	j
Advertising and marketing	272			272
Depreciation and amortization	5	249		254
Total operating expenses	6,459	70,784	48,725	123,797

Operating loss	$(4,028)	$(69,984)	$(48,725)	$(120,566)

Other (income) expense:
Interest expense	118	374	(96)	396	h
Financing costs	102		15,635	15,737	h, i
Amortization of debt issuance costs	241		(241)	-	h
Change in fair value of contingent consideration		5,197	(5,197)	-	l
Deferred cash consideration late payment penalties		-		-
Gain on settlement of assets and liabilities	(93)			(93)
Other income	-			-
Investment loss	30			30
Total other (income) expense	398	5,571	10,101	16,070

Loss before income taxes	(4,426)	(75,555)	(58,825)	(136,635)

Income Taxes	-			-

Net loss	$(4,426)	$(75,555)	$(58,825)	$(136,635)

Weighted average number of common shares outstanding - basic and diluted	3,796	99,634	52,625,704	52,629,500

Net loss per share - basic and diluted	$(1.17)			$(0.00)

The accompanying notes are an integral part of these financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(Amounts in 000’s except share and per share amounts)

Note 1. Description of the Transaction, Basis of Presentation

Description of the Transaction

On March 10, 2025, REalloys Inc .(formerly known as Blackboxstocks Inc., “Blackboxstocks”; “REalloys” or the “Company”) and its wholly owned subsidiary, RABLBX Merger Sub, Inc., (“RABLBX”), entered into an Agreement and Plan of Merger, as amended by that certain Amendment No. 1 (“Amendment No. 1”), dated as of July 1, 2025, Amendment No. 2 (“Amendment No. 2”), dated as of August 22, 2025, and Amendment No. 3 (“Amendment No. 3”) dated as of December 10, 2025 (collectively, the “Merger Agreement”), with REalloys Solutions Inc. (formerly known as REalloys Inc.; “Private REalloys”). In accordance with the Merger Agreement, RABLBX merged with and into Private REalloys, with Private REalloys surviving as a wholly owned subsidiary of the Company. On February 24, 2026, (i) pursuant to an amendment to its Articles of Incorporation, the Company changed its name from “Blackboxstocks Inc.” to “REalloys Inc.”, (ii) pursuant to an amendment to its Articles of Incorporation, Private REalloys changed its name to “REalloys Solutions Inc.”, and (iii) REalloys and RABLBX filed the Certificate of Merger with the State of Nevada (the “Merger”). On February 24, 2026, the Merger closed (the “Closing” and such date, the “Closing Date”).

At the effective time of the Merger (the “Effective Time”), each holder of outstanding shares of Private REalloys common stock, par value $0.0001 per share (the “Private REalloys Common Stock”) received the number of shares of common stock, par value $0.001 per share, of the Company (the “New REalloys Common Stock”) equal to the number of shares of Private REalloys Common Stock such stockholders held multiplied by the exchange ratio, or an aggregate of 50,365,924 shares of the Company common stock at closing using an exchange ratio (the “Exchange Ratio”) of 0.4129.

Additionally, at the Effective Time: (i) each holder of Series X Preferred Stock (as defined herein) of the Private REalloys, outstanding immediately prior to the Effective Time received the number of shares of Series C Convertible Preferred Stock of the Company, par value $0.001 per share, stated value $3,000 per share (the “Series C Preferred Stock”), equal to the number of shares of Series X Preferred Stock at a ratio of one share of Series X Preferred Stock to one share of Series C Preferred Stock, (ii) each holder of Private REalloys warrants worth $38,000 in the aggregate (the “Acquisition Warrants”), outstanding and unexercised as of immediately prior to the Effective Time received the right to receive a number of shares of New REalloys Common Stock equal to the cash amount set forth in such Acquisition Warrant divided by the per share stock price of the Company on Nasdaq at the Effective Time, (iii) each investor in Private REalloys Simple Agreement for Future Equity (“REalloys SAFEs”), worth $3,015 in the aggregate, outstanding as of immediately prior to the Effective Time became entitled to receive a number of shares of New REalloys Common Stock equal to the Purchase Amount (as set forth in such REalloys SAFE) divided by the per share stock price of the Company on Nasdaq at the Effective Time, and (iv) each Private REalloys Warrant (as defined herein) outstanding and unexercised immediately prior to the Effective Time, were converted into and became a warrant to purchase New REalloys Common Stock, and the Company assumed the terms of the Private REalloys Warrants pursuant to the terms of the Merger Agreement. The board of directors of Private REalloys following the consummation and Closing of the Merger consists of nine members (the “Board”), as further described herein.

Following the Closing, there were 57,111,167 shares of New REalloys Common Stock outstanding, with former Private REalloys stockholders owning approximately 92.2% and former pre-Merger Company stockholders owning 7.8% of the Company’s outstanding securities.

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X on a basis consistent with U.S. GAAP. The unaudited condensed combined pro forma financial position and results of operations of the Combined Company is based upon the separate historical data of Blackboxstocks and Private REalloys.

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025 is presented as if the Merger had been completed on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 give effect to the Merger as if it took place as of January 1, 2025, and were prepared using the historical results of Blackboxstocks and Private REalloys for the year ended December 31, 2025.

The historical financial information of Blackboxstocks and Private REalloys were each derived from their respective audited financial statements as of and for the year ended December 31, 2025.

The Merger Agreement provides for CVRs which enables Blackboxstocks stockholders of record to receive potential cash payments in connection with certain potential transactions involving the assets, rights and properties owned, used or usable by Blackbox.io. These pro forma condensed combined financial statements do not include any adjustments for any transaction that may occur in connection with the CVRs because it is not known if any transaction that would generate an adjustment will occur or in what amount.

The accompanying unaudited pro forma financial information does not include any adjustments that may occur as a result of the execution of the Option Agreement as the execution of such Option Agreement as the execution of the option agreement was a separate and distinct event from the Merger. However, the execution of the option agreement will cause Blackbox.io to no longer be a consolidated subsidiary of the Company due to the Company no longer having control and would be accounted for under the equity method of accounting.

On March 31, 2025, Private REalloys acquired PMTCM in a share exchange whereby Private REalloys acquired 100% of PMTCM for 14,000,000 shares of Private REalloys. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025, reflects the impact of the transaction as PMTCM was included in the historical consolidated financial statements of Private REalloys as of December 31, 2025. No adjustments to the pro forma statements of operations for December 31, 2025 have been made resulting from the PMTCM transaction.

Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial information, management did not identify any material differences between Blackboxstocks’ accounting policies and the accounting policies of Private REalloys.

Note 2. Accounting for the Merger

The Company prepares its financial statements in accordance with U.S. GAAP. The Merger will be accounted for as a reverse recapitalization pursuant to ASC 805-10, Business Combinations, which provides guidance for the determination of the accounting acquirer for this transaction. In connection with the Merger, Private REalloys is the accounting acquirer and Blackboxstocks is the accounting acquiree. In identifying Private REalloys as the acquiring entity for accounting purposes, the Company took into account a number of factors including the relative voting rights and the intended corporate governance structure of the Combined Company as well as the relative size of the individual companies and the similarity of their business operations. Private REalloys is considered the accounting acquirer since its stockholders will control the board of directors of the Combined Company and its stockholders will have an ownership interest in the Combined Company’s common stock of approximately 92.2%. Additionally, Leonard Sternheim, Private REalloy’s Chief Executive Officer acquired 50% of the issued and outstanding Series A Preferred Stock as a result of a private sale of such shares by Gust Kepler which will occur simultaneously with the closing of the Merger. As a result, Mr. Kepler’s retained Series A Preferred Stock will carried approximately 43% of the total voting power of the Combined Company at the time of the Merger, which will not constitute voting control. On May 5, 2026, Mr. Kepler exercised the Option Agreement and Mr. Sternheim now owns 100% of the remaining outstanding Series A Preferred Stock of the Combined Company, and has voting control of the Combined Company. In addition to the voting and governance aspects of the transaction, the Company considered the fact that Blackboxstocks and Private REalloys operated in very different industries as an additional factor supporting Private REalloys as the accounting acquiror. Under the acquisition method of accounting, the assets and liabilities of Blackboxstocks, as the accounting acquiree, were recorded at their respective fair value as of the date of the Merger.

The purchase price, or the proportional value to be retained by the Blackboxstocks stockholders and the holders of its common stock equivalents, is based on price of Blackboxstocks common stock on The Nasdaq Capital Market on February 24, 2026, the date of the Closing. This purchase price is based on the aggregate number of shares of Blackboxstocks common stock and common stock equivalents (excluding the Series A Preferred Stock and Series C Preferred Stock) outstanding, giving consideration to in-the-money share options and warrants using the treasury stock method and other adjustments as set forth in the Merger Agreement, at the Closing of the Merger as summarized below:

Blackboxstocks market price as of February 24, 2026	$18.15

Blackboxstocks outstanding common shares at close	4,480,437

Adjustment for other in-the-money-options and warrants	97,985

Blackboxstocks adjusted outstanding common shares at close	4,578,422

Purchase price	$83,098

The Company is accounting for the purchase as a reverse recapitalization in accordance with ASC 805 -10-55 and will record the assets acquired at their estimated fair value but will not record the excess of the purchase price over those assets as goodwill.

Note 3. Pro Forma Adjustments

Pro Forma Combined Condensed Balance Sheet

A.	This adjustment reflects the issuance of 52,625,74 common shares by Blackboxstocks to the Private REalloys common stockholders, the REalloys SAFES and the Acquisition Warrants other adjustments as set forth in the Merger Agreement. Additional paid in capital is increased by the difference between fair value of the assets purchase of $5,659 par value of the common shares issued. The ultimate fair value of Blackboxstocks’ assets and liabilities may differ from this amount.

B.	This adjustment eliminates the historical paid in capital and retained deficit of Blackboxstocks and the historical common stock par value of Private REalloys.

C.	This adjustment reflects the issuance of the remaining 3,000 shares of Series X Preferred Stock by Private REalloys for proceeds of $3,000 net of issuance costs of $210 as of December 31, 2025, pursuant to the terms of the Security Purchase Agreement between REalloys and Five Narrow Lane L.P executed on March 10, 2025, and the conversion of these 3,000 shares as well as the existing 2,000 shares plus accrued dividends of $126 to 5,126 shares of Series C Preferred Stock of Blackboxstocks. The conversion of 5,126 shares of Series X Preferred Stock with a stated value of $5,126 to 5,126 shares of Series C Preferred Stock with a stated value of $3,000 per share will result in a financing expense of $10,378 and a $15,378 total stated value for the Series C Preferred Stock.

D.	This adjustment reflects the issuance of the remaining $250 of Additional Debentures net of issuance costs of $20 which was the final tranche to be issued. In addition, the Additional Debentures including accrued interest of $177 and an exit fee of $77 are assumed to be converted into 771.1 shares of Series C Preferred Stock with a face value of $2,313 (calculated as three times the face amount of $1,690, plus accrued interest of $70 and the exit fee of $253. The $5,353 difference between the face amount of the Additional Debentures and the Series C Preferred Stock issued is expensed. The adjustment of cash of $3,020 reflects $2,790 from adjustment C and $230 from adjustment D. The pro forma book value of the Series C Preferred Stock is $18,937 and reflects the following from adjustments C and D. No adjustment has been made to reflect any redemptions of the Company’s debentures by FNL subsequent to December 31, 2025.

	Blackboxstocks	REalloys
Conversion of existing and new debentures net of issuance costs	$1,578
Finance expense for conversion of debentures including exit fee	4,353
Conversion of existing REalloys Series X Preferred Stock		2,160
Issuance and conversion of 3,000 shares of Series X Preferred Stock		2,790
Finance expense due to increase in stated value from $1,000 to $3,000/share		10,379
	$5,931	$13,006
Total Series C Preferred Stock Adjustment		$18,937

E.	This adjustment reflects the conversion of the SAFE liability, related party and SAFE liability in the amounts of $1,320 and $1,695 respectively to REalloys common stock. The conversion of the SAFE liabilities has no impact on the number of shares of common stock issued to REalloys stockholders pursuant to the Merger Agreement.

F.	This adjustment reflects the conversion of the REalloys Acquisition Warrants into $38,000 of REalloys common stock. The Acquisition Warrants are recorded as contingent consideration on the REalloys balance sheet at a value of $34,561 at December 31, 2025. The difference between the $38,000 of common stock issued and $34,561 book value is reflected as an expense charged to retained deficit. The conversion of the Acquisition Warrants has no impact on the number of shares of common stock issued to REalloys stockholders pursuant to the Merger Agreement.

G.	This adjustment reflects the impact of the issuance of 6,000,000 shares of REalloys common stock to Mr. Sternheim pursuant to the vesting of restricted stock units. Retained earnings and additional paid in capital are each adjusted to reflect the $36,146 of equity based compensation.

Proforma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

H.	This adjustment reflects the conversion of the REalloys Acquisition Warrants into $38,000 of REalloys common stock. The Acquisition Warrants are recorded as contingent consideration on the REalloys balance sheet at a value of $34,561 at December 31, 2025. The difference between the $38,000 of common stock issued and $34,561 book value of $3,439 is recorded as a change in the fair value of contingent consideration.

I.	This adjustment reflects the additional expense of the Blackboxstocks merger financing assuming the entire $ 2,300 of Additional Debentures is funded on January 1, 2025. The adjustment also assumes the conversion of the Additional Debentures into Series C Preferred Stock. The $2,300 of Additional Debentures plus and exit fee of $230, will be converted into Series C Preferred Stock with a stated value of $7,590 resulting in interest expense of $5,290. The REalloys merger financing totaling $5,000 is also assumed to have occurred on January 1, 2024 and converted into Series C Preferred Stock with a stated value of $15,000,000 resulting in financing expense of $10,000. The adjustment also deletes the interest expense on the Additional Debentures and related amortization of financing costs in the amount of $96,402 and $241,015 respectively. The adjustment also assumes the conversion of the 5,000 shares of Series X Preferred Stock with a stated value of $5,000 to 5,000 shares of Series C Preferred Stock with a stated value of $15,000,000 resulting in $10,000 of financing expense.

	Blackboxstocks	Private REalloys
Conversion of debentures	$5,635
Reduction in interest and amortization of financing cots	(337)
Conversion of Private REalloys Series X Preferred Stock		10,000

J	This adjustment reflects the impact of additional expense resulting from the Merger including the executive and director compensation as required by the Merger Agreement. Leonard Sternheim will receive an increase in base salary from $360 per year to $900, per year, a signing bonus of $1,500 and 12,000,000 restricted stock units of Private REalloys which will vest within one year. Performance based bonuses and equity awards have been excluded as their achievement is uncertain. Director compensation will increase due to the addition of six directors as well as an increase in directors’ fees. Retainers are expected to be $50 ($100 for the board chairman) and committee fees ranging from $7 to $25 per year which will result in an estimated $420 in additional cash fees. In addition, director nominees are also expected to receive a combined 3,509,650 restricted stock units of which 2,632,238 will vest within one year. The restricted stock unit grants are valued based upon the assumed exchange ratio of 0.4129 and a stock price of $18.15 per share. The combined company may incur significant expenses in addition to these.

Revised executive salary	$900
One time executive bonus	1,500
Executive equity compensation	89.920
Less prior executive compensation	(1,890)
Revised executive compensation	$90,439
Additional director equity compensation	47,775
Additional directors cash compensation	420
Total	$138,634

L.	These adjustments remove expenses recorded during the year ended December 31, 2025 that would not be incurred assuming the Merger closed on January 1, 2025. The adjustments include removing the Private REalloys expense of change in the fair value of contingent consideration of $5,197.